UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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National Instruments Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL INSTRUMENTS CORPORATION

Notice of Annual Meeting of Stockholders

May 13, 2003

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of National Instruments Corporation, a Delaware corporation, will be held on May 13, 2003, at 9:00 a.m. local time, at National Instruments’ principal executive offices located at 11500 North Mopac Expressway, Building C, Austin, Texas, 78759 for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect three directors to the Board of Directors for a term of three years; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 14, 2003, are entitled to receive notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote on the Internet, by telephone or by completing, signing and mailing the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Stockholders attending the meeting may vote in person even if they have returned a Proxy. However, if you have returned a Proxy and wish to vote at the meeting, you must notify the inspector of elections of your intention to revoke the Proxy you previously returned and instead vote in person at the meeting. If your shares are held in the name of a broker, trustee, bank or other nominee, please bring a proxy from the broker, trustee, bank or other nominee with you to confirm you are entitled to vote the shares.

Sincerely,

DAVID G. HUGLEY

Secretary

Austin, Texas

April 4, 2003

NATIONAL INSTRUMENTS CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of National Instruments Corporation, a Delaware corporation (the “Company”), for use at its 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 13, 2003, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices at 11500 North Mopac Expressway, Building C, Austin, Texas 78759. The Company’s telephone number is (512) 338-9119.

These proxy solicitation materials were mailed on or about April 4, 2003 to all stockholders entitled to vote at the Annual Meeting.

Record Date; Outstanding Shares

Stockholders of record at the close of business on March 14, 2003 (the “Record Date”), are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 51,210,212 shares of the Company’s Common Stock, $.01 par value, were issued and outstanding.

Voting and Solicitation

Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. In the election of directors, each stockholder will be entitled to vote for three nominees and the three nominees with the greatest number of votes will be elected.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote on the Internet, by telephone or by completing, signing and mailing the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally, by telephone or by telefax.

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your vote by entering a new vote by Internet or by telephone or by delivering a written notice of revocation to the Secretary of the Company or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Stockholders of the Company may submit proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be considered for inclusion in the Company’s proxy materials for the annual meeting of stockholders to be held in the year 2004, stockholder proposals must be received by the Secretary of the Company no later than December 6, 2003, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in the Company’s proxy statement. For director nominations or other business to be properly brought before the Company’s 2004 Annual Meeting by a stockholder, such stockholder must deliver written notice to the Secretary of the Company at the Company’s principal executive office no later than February 4, 2004 and no earlier than January 5, 2004. If the date of the Company’s 2004 Annual Meeting is advanced or delayed by more than 30 calendar days from the first anniversary date of the 2003 Annual Meeting, your notice of a proposal will be timely if it is received by the Company by the close of business on the tenth day following the day the Company publicly announces the date of the 2004 Annual Meeting.

The Proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If such a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority should the stockholder proposal come before the 2004 Annual Meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. All notices of proposals and director nominations by stockholders should be sent to National Instruments Corporation, 11500 N. Mopac Expressway, Building B, Austin, Texas 78759, Attention: Corporate Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Company’s Board of Directors is divided into three classes, with the term of office of one class expiring each year. The Company currently has seven directors, two directors in Class I, two directors in Class II, and three directors in Class III. The terms of office of Class III directors Ben G. Streetman, R. Gary Daniels and Duy-Loan T. Le will expire at the 2003 Annual Meeting. Dr. Streetman, Mr. Daniels and Ms. Le will stand for re-election to the Board of Directors at the 2003 Annual Meeting. The terms of office of Class I directors James J. Truchard and Charles J. Roesslein will expire at the 2004 Annual Meeting and the terms of office of Class II directors Jeffrey L. Kodosky and Donald M. Carlton will expire at the 2005 Annual Meeting. At the 2003 Annual Meeting, stockholders will elect three directors for a term of three years. After the election at the 2003 Annual Meeting, there will be seven directors, with two directors in two classes and three directors in one class.

Vote Required

The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner. Cumulative voting is not permitted by the Company’s Certificate of Incorporation.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s three nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The Board of Directors recommends that stockholders vote FOR the nominees listed below.

Nominees for Election at the Annual Meeting

The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, position with the Company and business experience.

Name of Nominee	Age	Position/Principal Occupation	Director Since
Ben G. Streetman (1) (2) (3)	63	Director; Dean, College of Engineering at the University of Texas at Austin	1997
R. Gary Daniels (1) (2) (3)	65	Director; Former Senior Vice President and General Manager of the Microcontroller Technologies Group, Motorola, Inc.	1999
Duy-Loan T. Le (1) (3)	40	Director; Senior Fellow of Texas Instruments, Inc.	2002

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Governance Committee

Ben G. Streetman, PhD, has been a member of the Company’s Board of Directors since 1997. He is the Dean of the College of Engineering at the University of Texas at Austin (“UT Austin”), as well as Professor of Electrical and Computer Engineering, Dula D. Cockrell Centennial Chair in Engineering, and Henry E. Singleton Research Fellow at IC2 Institute. From 1984 to 1996, Dr. Streetman served as Director of the Microelectronics Research Center at UT Austin. Dr. Streetman received his bachelor’s degree, master’s degree, and PhD in Electrical Engineering, all from UT Austin. Dr. Streetman is currently a director of ZixIt Corporation (formerly CustomTracks Corporation).

R. Gary Daniels has been a member of the Company’s Board of Directors since 1999. Mr. Daniels retired in 1997 from his position as Senior Vice President and General Manager of the Microcontroller Technologies Group of Motorola, Inc. after a thirty-two year career with Motorola. Mr. Daniels has a bachelor’s degree in Electrical Engineering from the University of New Mexico.

Duy-Loan T. Le has been a member of the Company’s Board of Directors since September 2002. During her continuing 20-year career at Texas Instruments, Inc. (“TI”), in 2002, Ms. Le became the first woman at TI elected to the rank of Senior Fellow. Since 2000, she has been Digital Signal Processor (DSP) Advanced Technology Ramp Manager at TI, with responsibilities which include assisting with product execution on advanced technology nodes such as 180nm, 130nm and 90nm. Ms. Le has been awarded 20 patents and has 9 pending applications. She holds a bachelor’s degree in Electrical Engineering from UT Austin and a master’s degree in Business Administration from the University of Houston.

Incumbent Directors Whose Terms of Office Continue After the Annual Meeting

The following sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, position with the Company and business experience.

Name of Director	Age	Position/Principal Occupation	Director Since
James J. Truchard	58	Chairman of the Board of Directors and President of the Company	1976
Charles J. Roesslein (1) (2) (3)	53	Director; Former Chairman of the Board of Directors and President of Prodigy Communications Corporation	2000
Jeffrey L. Kodosky	53	Director; Fellow of the Company	1976
Donald M. Carlton (2) (3)	65	Director; Former President and Chief Executive Officer of Radian International LLC	1994

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Governance Committee

James J. Truchard, PhD, co-founded the Company in 1976 and has served as its President and Chairman of the Board of Directors since inception. From 1963 to 1976, Dr. Truchard was the Managing Director of Applied Research Laboratories (“ARL”), UT Austin. Dr. Truchard received his PhD in Electrical Engineering, his master’s degree in Physics and his bachelor’s degree in Physics, all from UT Austin.

Charles J. Roesslein has been a member of the Company’s Board of Directors since July 2000. During 2000, Mr. Roesslein served as the Chairman of the Board of Directors and President of Prodigy Communications Corporation, an internet service provider. He served as President of SBC-CATV, a cable television service provider, from 1999 until 2000, and as President of SBC Technology Resources, the applied research division of SBC

Communications Inc., from 1997 until 1999. Prior to 1997, Mr. Roesslein served in executive officer positions with SBC Communications, Inc. and Southwestern Bell. Mr. Roesslein holds a bachelor’s degree in Mechanical Engineering from the University of Missouri-Columbia and a master’s degree in Finance from the University of Missouri-Kansas City. Mr. Roesslein is currently a director of the following publicly traded companies: Atlantic Tele-Network, Inc. and Quovadx.

Jeffrey L. Kodosky co-founded the Company in 1976 and has been a member of the Company’s Board of Directors since that time. He was appointed Vice President of the Company in 1978 and served as Vice President, Research and Development from 1980 to 2000. Since 2000 he has held the position of Fellow. Prior to 1976, he was employed at the Acoustical Measurements Division at ARL, UT Austin. Mr. Kodosky received his bachelor’s degree in Physics from Rensselaer Polytechnic Institute.

Donald M. Carlton, PhD, has been a member of the Company’s Board of Directors since 1994. From February 1996 until December 1998, Dr. Carlton served as the President and Chief Executive Officer of Radian International LLC, and from 1969 until January 1996, Dr. Carlton served as President and Chairman of the Board of Radian Corporation, both of which are environmental engineering firms. Dr. Carlton received his bachelor’s degree in Chemistry from the University of St. Thomas and his PhD in Chemistry from UT Austin. Dr. Carlton is currently a director of the following publicly traded companies: American Electric Power, Trustee of SmithBarney/CITI Mutual Funds (26 Funds), and Valero Energy Corporation.

There is no family relationship between any director or officer of the Company.

Security Ownership

The following table sets forth the beneficial ownership of the Company’s Common Stock as of the Record Date (i) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of the Company’s Common Stock, (ii) by each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,” (iii) by each director, and (iv) by all current directors and executive officers as a group:

Name of Person or Entity	Number of Shares (1)		Approximate Percentage Owned (2)
James J. Truchard 11500 North Mopac Expressway Austin, Texas 78759	12,849,711	(3)	25.1%
Jeffrey L. Kodosky 11500 North Mopac Expressway Austin, Texas 78759	4,407,758	(4)	8.6%
Gail T. Kodosky 11500 North Mopac Expressway Austin, Texas 78759	3,309,770	(5)	6.5%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	2,564,419	(6)	5.0%
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	3,787,500	(7)	7.4%
R. Gary Daniels	26,255	(8)	*
Ben G. Streetman	46,567	(9)	*
Donald M. Carlton	31,291	(10)	*
Charles J. Roesslein	14,886	(11)	*
Duy-Loan T. Le	1,944	(12)	*
Peter Zogas, Jr.	108,841	(13)	*
Timothy R. Dehne	102,316	(14)	*
Alexander M. Davern	58,171	(15)	*
Mihir Ravel	44,208	(16)	*
All executive officers and directors as a group (15 persons)	17,962,255	(17)	35.1%

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	For each individual and group included in the table, percentage owned is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 51,210,212 shares of Common Stock outstanding on March 14, 2003 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of March 14, 2003, including shares issuable, upon the exercise of options.

(3)	Includes 1,188,500 shares held by a trust for which Dr. Truchard is the trustee and 109,350 shares held by a non-profit corporation of which Dr. Truchard is president.

(4)	Includes an aggregate of 1,046,820 shares held in two trusts for the benefit of Mr. Kodosky’s daughters for which Mr. Kodosky is the trustee; includes 406,220 shares held by a non-profit corporation of which Mr. Kodosky is president and his wife, Gail T. Kodosky, is secretary; includes 112,100 shares held by a charitable remainder trust for the benefit of Mr. Kodosky and his wife; includes 11,000 shares held in a charitable remainder trust for the benefit of Mr. Kodosky’s brother of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; includes an aggregate of 40,168 shares held in 18 trusts for non-immediate family members of Mr. Kodosky of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; and includes 1,395,725 shares owned by his wife. Mr. Kodosky disclaims beneficial ownership of the shares owned by his wife. (Cumulatively, Jeffrey and Gail Kodosky control and/or beneficially own a total 4,407,758 shares.)

(5)	Includes 406,220 shares held by a non-profit corporation of which Mrs. Kodosky is secretary and her husband, Jeffrey L. Kodosky, is president; includes 112,100 shares held by a charitable remainder trust for the benefit of Mrs. Kodosky and her husband; and includes 1,395,725 shares owned by her husband. Mrs. Kodosky disclaims beneficial ownership of the shares owned by her husband. (Cumulatively, Jeffrey and Gail Kodosky control and/or beneficially own a total of 4,407,758 shares.)

(6)	The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 12, 2003, reflecting its beneficial ownership of Common Stock as of December 31, 2002. The Schedule 13G states that (i) Franklin Resources, Inc. has sole and shared voting and investment power with respect to no shares of Common Stock; (ii) Charles B. Johnson has sole and shared voting and investment power with respect to no shares of Common Stock; (iii) Rupert H. Johnson, Jr. has sole and shared voting and investment power with respect to no shares of Common Stock; (iv) Franklin Advisors, Inc. has sole voting and investment power with respect to 2,078,450 shares of Common Stock and shared voting and investment power with respect to no shares of Common Stock; (v) Franklin Private Client Group, Inc. has sole investment power with respect to 485,269 shares of Common Stock, sole voting power with respect to no shares of Common Stock and shared voting and investment power with respect to no shares of Common Stock; and (vi) Fiduciary Trust Company International has sole voting and investment power with respect to 700 shares of Common Stock and shared voting and investment power with respect to no shares of Common Stock.

(7)	The information as to beneficial ownership is based on a Schedule 13G filed with the SEC on February 13, 2003, reflecting its beneficial ownership of Common Stock as of December 31, 2002. The Schedule 13G states that Capital Research and Management Company has sole investment power with respect to 3,787,500 shares of Common Stock, sole voting power with respect to no shares of Common Stock and shared voting power with respect to no shares of Common Stock.

(8)	Includes 24,242 shares subject to options exercisable on or within 60 days of March 14, 2003.

(9)	Includes 45,442 shares subject to options exercisable on or within 60 days of March 14, 2003.

(10)	Includes 26,991 shares subject to options exercisable on or within 60 days of March 14, 2003.

(11)	Includes 13,886 shares subject to options exercisable on or within 60 days of March 14, 2003.

(12)	Includes 1,944 shares subject to options exercisable on or within 60 days of March 14, 2003.

(13)	Includes 93,626 shares subject to options exercisable on or within 60 days of March 14, 2003.

(14)	Includes 60,412 shares subject to options exercisable on or within 60 days of March 14, 2003.

(15)	Includes 58,171 shares subject to options exercisable on or within 60 days of March 14, 2003.

(16)	Includes 42,985 shares subject to options exercisable on or within 60 days of March 14, 2003.

(17)	Includes 575,775 shares subject to options exercisable on or within 60 days of March 14, 2003.

Board Meetings and Committees

The Board of Directors of the Company held a total of 10 meetings during 2002. During 2002, the Board of Directors had a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee.

The Audit Committee, which currently consists of directors Donald M. Carlton, Ben G. Streetman, R. Gary Daniels and Charles J. Roesslein, met 10 times during 2002. The Audit Committee appoints, compensates, retains and oversees the engagement of the Company’s independent accountants, reviews with such accountants the plan, scope and results of their examination of the consolidated financial statements and reviews the independence of such accountants. The Audit Committee inquires about any significant risks or exposures and assesses the steps management has taken to minimize such risk to the Company, including adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews the Company’s compliance with matters relating to antitrust, environmental, Equal Employment Opportunity Commission, export and SEC regulations. The Board has determined that each of Dr. Carlton and Mr. Roesslein is an “audit committee financial expert” within the meaning of recently adopted SEC rules and that each such individual is “independent” within the meaning of applicable SEC rules.

The Compensation Committee, which currently consists of directors R. Gary Daniels, Ben G. Streetman, Charles J. Roesslein and Duy-Loan T. Le, met 8 times during 2002. Ms. Le joined the Compensation Committee in September 2002. The Compensation Committee sets the level of compensation of executive officers and advises management with respect to compensation levels for employees. The Compensation Committee also administers the Company’s 1994 Amended and Restated Incentive Plan and Employee Stock Purchase Plan.

The Nominating and Governance Committee, which currently consists of directors Donald M. Carlton, Ben G. Streetman, R. Gary Daniels, Charles Roesslein and Duy-Loan T. Le, met 2 times during 2002. Ms. Le joined the Nominating and Governance Committee in September 2002. The Nominating and Governance Committee recommends to the Board of Directors the selection criteria for board members, compensation of outside directors, appointment of board committee members and committee chairmen, and develops board governance principles. The Nominating and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Deadline for Receipt of Stockholder Proposals.”

During the time each director served on the Board, no director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served.

Board Compensation

Non-employee directors are paid a $10,000 annual retainer ($12,000 for committee chairs), $1,000 for each Board meeting attended in person, $750 for each committee meeting attended in person ($1,000 for committee chairs), $150 for each Board or committee meeting attended telephonically, and reimbursement of out-of-town travel expenses. Since 1997, non-employee directors have not received automatic annual option grants although they may still exercise options previously granted to them and are currently eligible to receive discretionary option grants under the terms of the Company’s Amended and Restated 1994 Incentive Plan. Employee directors of the Company do not receive any additional compensation for services provided as a director.

Executive Officers

The following sets forth information concerning the persons currently serving as executive officers of the Company, including information as to each executive officer’s age as of the Record Date, position with the Company and business experience. Officers of the Company serve at the discretion of the Board and are appointed annually.

Name of Executive Officer	Age	Position
James J. Truchard	59	Chairman of the Board of Directors and President
Timothy R. Dehne	37	Senior Vice President, Research and Development
Peter Zogas, Jr	42	Senior Vice President, Sales and Marketing
Alexander M. Davern	36	Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; Treasurer
Mark A. Finger	45	Vice President, Human Resources
John M. Graff	38	Vice President, Marketing and Customer Operations
Mihir Ravel	43	Vice President, Technology and Corporate Development
Raymond C. Almgren	37	Vice President, Product Marketing and Academic Relations
David G. Hugley	39	Vice President & General Counsel; Secretary

See “Election of Directors” for additional information with respect to Dr. Truchard.

Timothy R. Dehne joined the Company in 1987 and currently serves as Senior Vice President, Research and Development. He previously served as the Company’s Vice President, Engineering from November 1998 to December 2002; as Vice President, Marketing from January 1995 to October 1998; and as Vice President, Strategic Marketing from May 1994 to December 1994. His earlier positions with the Company include Strategic Marketing Manager, GPIB Marketing Manager, GPIB Product Manager, and Applications Engineer. Mr. Dehne received his bachelor’s degree in Electrical Engineering from Rice University.

Peter Zogas, Jr. joined the Company in 1985 and currently serves as Senior Vice President, Sales and Marketing. He previously served as the Company’s Vice President, Sales from July 1996 to December 2002. His earlier positions with the Company include National Sales Manager, Business Development Manager, Regional Sales Manager, and Sales Engineer. Prior to joining the Company, Mr. Zogas worked as an engineer at Texas Instruments, Inc. and, prior to that, at AT&T. Mr. Zogas received his bachelor’s degree in Electrical Engineering from Drexel University. He is one of the named inventors of a patent on multichip packaging issued in 1986.

Alexander M. Davern joined the Company in February 1994 and currently serves as Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; and Treasurer. He previously served as the Company’s Chief Financial Officer and Treasurer from December 1997 to December 2002; as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997; and as Corporate Controller and International Controller. Prior to joining the Company, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Business Administration and a diploma in professional accounting from University College in Dublin, Ireland.

Mark A. Finger joined the Company in August 1995 as Director of Human Resources and became Vice President, Human Resources in December 1996. Prior to joining the Company, Mr. Finger was employed by Rosemount Inc. and Fisher Rosemount Systems Inc. (collectively, “Rosemount”) from 1981 to 1995 (both of which are process management companies). His positions held at Rosemount include Human Resources Manager, Staffing Manager, Senior Human Resources Representative, Compensation and Benefits Specialist, and Staffing Specialist. Mr. Finger received his bachelor’s degree in Marketing from St. Cloud University.

John M. Graff joined the Company in June 1987 and currently serves as Vice President, Marketing and Customer Operations. He previously served as the Company’s Vice President, Marketing from June 1999 to December 2002 and as Acting Vice President, Marketing from November 1998 to May 1999. His earlier positions with the Company include Director, Corporate Marketing, Corporate Marketing Manager, Product Marketing Manager, and Applications Engineer. Mr. Graff received his bachelor’s degree in Electrical Engineering from UT Austin.

Raymond C. Almgren joined the Company in June 1987 and currently serves as Vice President, Product Marketing and Academic Relations. He previously served as the Company’s Vice President, Product Strategy from September 2001 to December 2002. His earlier positions with the Company include Director of Engineering, Director of Marketing, Product Manager, and Applications Engineer. Mr. Almgren received his bachelor’s degree in Electrical Engineering from UT Austin.

Mihir Ravel joined the Company in April 2000 as Vice President, Corporate Development. Prior to joining the Company, Mr. Ravel was employed by Tektronix, Inc., a test and measurement company, from 1982 to 2000. Mr. Ravel was a Director/Fellow at Tektronix and worked in the area of R&D Management. Mr. Ravel received his bachelor’s degree in Physics, Electrical Engineering and Computer Science from Massachusetts Institute of Technology.

David G. Hugley joined the Company in 1991 as General Counsel, was appointed Secretary of the Company in 1996, and became Vice President in January 2003. Mr. Hugley received his bachelor’s degree in Business Administration and JD from UT Austin and is a licensed attorney in Texas.

Executive Compensation

Summary Compensation Table.    The following table shows the compensation paid by the Company during the years ended December 31, 2002, 2001, and 2000 to the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”):

		Annual Compensation			Long-Term Compensation Awards Securities Underlying Options (# of Shares)	All Other Compensation(2)
Name and Principal Position	Year	Salary	Bonus(1)
Dr. James J. Truchard Chairman of the Board and President	2002 2001 2000	190,899 193,348 195,797	1,527 — 47,853		— — —	5,876 5,631 5,721
Peter Zogas, Jr. Senior Vice President, Sales and Marketing	2002 2001 2000	191,267 162,338 198,926	1,530 1,407 48,618		— 10,000 20,000	30,876 5,569 5,728	(3)
Timothy R. Dehne Senior Vice President, Research and Development	2002 2001 2000	185,713 184,175 171,250	2,486 1,407 42,853	(4)	— 10,000 20,000	5,865 5,612 5,579
Alexander M. Davern Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; Treasurer	2002 2001 2000	186,963 184,175 163,750	1,496 1,407 41,021		— 10,000 75,000	5,042 4,967 5,160
Mihir Ravel Vice President, Technology and Corporate Development	2002 2001 2000	189,125 189,025 133,122	1,513 1,407 52,535	(7)	— 30,000 100,000	3,172 5,289 36,407	(5) (6) (8)

(1)	Bonus amounts for 2002, 2001, and 2000 include bonus amounts paid in fiscal years 2003, 2002, and 2001, respectively, for services rendered in fiscal years 2002, 2001, and 2000, respectively.

(2)	Represents Company contributions to the Company’s 401(k) plan on behalf of the Named Executive Officers and the full dollar value of premiums paid by the Company for term life insurance on behalf of the Named Executive Officers for 2002, 2001, and 2000.

(3)	Includes a commission adjustment payment of $25,000.

(4)	Includes a $1,000 incentive bonus.

(5)	Includes a housing allowance of $2,800.

(6)	Includes relocation expenses of $1,317 and a housing allowance of $3,600.

(7)	Includes a signing bonus of $20,000.

(8)	Includes relocation expenses of $33,857 and a housing allowance of $2,550.

Option Grants in Last Fiscal Year.    No option grants were made to any of the Named Executive Officers during 2002.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values.    The following table sets forth, for each of the Named Executive Officers, the value realized for options exercised during the year and the year-end value of unexercised options.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Year-End:		Value (1) of Unexercised In-the Money Options at Year-End:
Name			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Dr. James J. Truchard	—	—	—	—	—	—

Peter Zogas, Jr.	—	—	90,332	37,393	1,691,916	241,461

Timothy R. Dehne	10,525	156,986	57,130	37,291	955,709	240,076

Alexander M. Davern	5,301	119,017	53,591	77,889	349,763	275,324

Mihir Ravel	—	—	37,359	92,641	1,624	7,652

(1)	Based on a fair market value of $32.49, which was the closing price of the Company’s Common Stock on December 31, 2002, as reported by the Nasdaq National Market. The number of unexercised options in the table includes options that have an exercise price that exceeded the closing price of the Company’s common stock on December 31, 2002. The value assigned to these unexercised options is zero.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Mihir Ravel, Vice President, Technology and Corporate Development, is a party to an agreement with the Company dated April 18, 2000. As contemplated by this agreement, Mr. Ravel serves as an officer of the Company on an “at will” basis and for no specific time period. Under the agreement, the Company agreed to a compensation plan providing for the payment of one year’s salary if Mr. Ravel’s employment is constructively terminated or terminated without cause. Additionally, Mr. Ravel has the right to a maximum of twelve months of accelerated vesting of his stock options if his employment is constructively terminated or terminated without cause within three years of his hire date.

Compensation Committee Interlocks and Insider Participation

In 2002, the Compensation Committee consisted of directors R. Gary Daniels, Ben G. Streetman, Charles J. Roesslein, and Duy-Loan T. Le. Dr. Truchard may participate in the deliberations of the Compensation Committee with respect to the compensation of the Company’s executive officers (other than himself), changes in the Amended and Restated 1994 Incentive Plan and Employee Stock Purchase Plan, and in other compensation matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

Performance Graph

The following line graph compares the cumulative total return to stockholders of the Company’s Common Stock from December 31, 1997 to December 31, 2002 to the cumulative total return over such period of the (i) Nasdaq Composite Index and (ii) Russell 2000 Index. The graph assumes that $100 was invested on December 31, 1997 in the Company’s Common Stock and in each of the other two indices and the reinvestment of all dividends, if any. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing. The graph is presented in accordance with SEC requirements.

Equity Compensation Plans Information

The number of shares issuable upon exercise of outstanding options granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under the Company’s equity compensation plans as of December 31, 2002 are summarized in the following table:

Plan category	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	7,017,400	$25.69	3,674,283	(1)
Equity compensation plans not approved by stockholders	—		—

Total	7,017,400	$25.69	3,674,283

(1)	Includes 1,848,955 shares available for future issuance under the Company’s Amended and Restated 1994 Incentive Plan. Also includes 1,825,328 shares available under the Company’s Employee Stock Purchase Plan.

Certain Relationships and Related Transactions

During 2002, the Company had no related party transactions within the meaning of applicable SEC rules.

Report of the Compensation Committee Regarding Executive Compensation*

The Compensation Committee, composed of directors Daniels, Streetman, Roesslein and Le, is responsible for determining the compensation programs and levels of pay for the Company’s executive officers. The Compensation Committee also advises management on pay programs and levels for other employees. The Compensation Committee utilizes independent survey data for analyses of competitive industry pay levels and practices, and to guide the Compensation Committee on appropriate pay levels for the Company.

Compensation Philosophy and Objectives.    The Company’s basic philosophy is to align executive compensation with increases in stockholder value through growth in sales and operating profits. Primarily, this is accomplished through the use of stock options, which provide long-term compensation in direct proportion to increases in stockholder value, and profit sharing. In addition, the Company believes it is important to emphasize teamwork, entrepreneurship and active participation by all employees. This is accomplished through providing options to substantially all full-time, exempt domestic employees and international employees, and through cash incentives, through which both executive and other employees receive cash bonuses based on company-wide financial goals. Finally, it is the Company’s philosophy that no special perquisites should be provided to senior executives.

Executive Compensation Programs.    The Company’s executive compensation programs consist of three principal elements: base salary, cash bonus and stock options. The Company emphasizes incentive compensation in the form of stock options and bonuses, rather than base salary. The Compensation Committee has adopted a guideline that executives should be paid competitive base salaries. The Committee sets the annual base salary for executives. Prior to making its determination, the Compensation Committee reviews historical compensation levels of the executives, evaluations of past performance, assessments of expected future contributions of the executives, competitive pay levels and programs provided by other comparable companies, and general industry pay practices. In making its determinations, the Committee does not utilize any particular indices or formulae to arrive at each executive’s recommended pay level. In a demonstration of leadership during economically challenging times, the executive officers proposed that the Company temporarily reduce their base salaries. In response, the base salary of each executive officer, except the Vice President of Sales, was adjusted to reflect a 5% reduction effective October 1, 2001. In 2002, the Committee granted Dr. Truchard discretion to reinstate the September 30, 2001 salaries of executives when he deemed appropriate. Under this discretion, the executives’ salaries were reinstated to their September 30, 2001 level effective July 1, 2002.

For many years, the Company has maintained a cash bonus plan under which executive officers participate. In recent years, this plan provided for a target incentive to be paid based on achieving pre-determined levels of revenue growth and profitability. For fiscal 2002, 2001 and 2000 these goals were 40% revenue growth and 18% operating profit as a percent of revenue, the same goals as for all other employees. At the end of each year, actual results for the Company are compared to these targets and executive bonuses are based on actual Company performance in relation to these factors. If there is no growth or no profitability, no cash bonuses are payable to executive officers. Individual performance is not considered in determining the bonus of individual officers for the cash bonus program.

In 1999, the Company added a discretionary cash bonus program for executives and other employees which is funded based upon the achievement of the Company’s minimum quarterly growth goal and with payments based upon individual performance. The program was adjusted as of the second quarter of 2000 to provide that if the Company meets its minimum quarterly revenue growth goal, a percentage of payroll will be available as a discretionary cash bonus pool for distribution to executive and other employees. For fiscal year 2002, the minimum quarterly growth goal was 20% revenue growth over the same period in the prior year. As a result of the program, executives and other employees are eligible to receive the discretionary cash bonus on a quarterly basis. In addition, the Vice President, Sales is eligible for a separate company sales commission program based upon growth and profitability performance measures approved by the Compensation Committee.

Total compensation for executive officers also includes long-term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between the Company’s executive officers and stockholders due to the fact that executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options. In determining the amount of such grants, the Committee evaluates the job level of the executive, responsibilities of the executive, and competitive practices in the industry. All options are granted at 100% of fair market value at the date of grant. Options to executive officers and other employees vest over a period of five years or ten years, subject to acceleration based on Company performance (in case of special option grants to executives). Mr. Ravel also has the right to a maximum of twelve months of accelerated vesting of his stock options if his employment is constructively terminated or terminated without cause within three years of his hire date. The long-term value realized by executives through option exercises can be directly linked to the enhancement of stockholder value.

Chief Executive Officer Compensation.    While the Board was highly pleased with Dr. Truchard’s performance in 2002, at his request, the Chief Executive Officer’s base salary (which had been reduced in October 2001) was reinstated July 1, 2002 along with the other officers but was not otherwise increased, and he received no stock options. Based on the same formula applied to other executive officers, Dr. Truchard received a bonus for 2002. Dr. Truchard is the Company’s largest stockholder with an ownership of approximately 25% of the Company’s stock.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. None of the compensation paid by the Company in fiscal 2002 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

Respectfully Submitted,

R. GARY DANIELS

BEN G. STREETMAN

CHARLES J. ROESSLEIN

DUY-LOAN T. LE

* The foregoing Report of the Compensation Committee Regarding Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by express reference therein.

Report of the Audit Committee*

The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Donald M. Carlton, Chairman, Ben G. Streetman, R. Gary Daniels and Charles J. Roesslein. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

The Audit Committee’s charter was amended in March 2003. The amended charter is attached to this proxy as Appendix A.

Management is responsible for National Instruments’ internal controls and the financial reporting process. National Instruments’ independent auditors are responsible for performing an independent audit of National Instruments’ consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. The Audit Committee convened 10 times during fiscal 2002 to carry out its responsibilities. The Audit Committee regularly meets privately with the Company’s independent auditors, internal audit, and management, each of whom has unrestricted access to the Audit Committee.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the independent auditors the Company’s quarterly and audited fiscal year financial results, including a review of National Instruments’ Annual Report on Form 10-K. The Audit Committee also reviewed and approved the independent auditor’s work plan, audit fees, and all non-audit services performed by the accountants. The Committee also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has also received the written disclosures from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of PricewaterhouseCoopers with that firm. The Audit Committee has implemented a procedure to monitor auditor independence.

Based upon the Audit Committee’s discussion with management and PricewaterhouseCoopers and the report of PricewaterhouseCoopers to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Instruments’ Annual Report on Form 10-K for the year ended December 31, 2002, which was filed with the SEC.

AUDIT COMMITTEE

Donald M. Carlton, Chairman

Ben G. Streetman

R. Gary Daniels

Charles J. Roesslein

* The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by express reference therein.

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP has audited the Company’s financial statements since the fiscal year ended December 31, 1993. A representative of PricewaterhouseCoopers LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2002 and 2001, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years, and for statutory audits in various countries were approximately $362,000 and $281,000, respectively.

Audit-related Fees

The aggregate fees billed for other audit-related services were $13,000 and $10,000 in December 31, 2002 and 2001, respectively. The services rendered related to the audit of the Company’s benefit plans.

Tax Fees

The aggregate fees billed for professional tax services rendered for the fiscal years ended December 31, 2002 and 2001 were approximately $309,000 and $201,000, respectively. Included in the foregoing tax fees are such services as tax compliance, tax advice and tax planning.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above, for the fiscal years ended December 31, 2002 and 2001,were approximately $0 and $10,000, respectively (primarily for international assistance). PricewaterhouseCoopers LLP did not render to the Company any professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002 or 2001.

On March 19, 2003, the Board of Directors amended the charter of the Audit Committee to, among other things, provide that the Audit Committee shall appoint, compensate, retain and oversee the Company’s independent public accountants. In light of the recent changes in its charter, the Audit Committee has not yet undertaken its process of selecting independent public accountants for the Company’s fiscal year ending December 31, 2003. The Audit Committee has determined that until such process is completed, PricewaterhouseCoopers LLP will continue to serve as the Company’s principal accountant.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID G. HUGLEY

Secretary

Austin, Texas

April 4, 2003

APPENDIX A

Audit Committee Charter

National Instruments Corporation

(as amended on March 19, 2003)

Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders relating to corporate accounting, financial reporting practices of National Instruments Corporation (NI), and the quality and integrity of the financial reports of NI. In so doing, it is the responsibility of the audit committee to maintain a free and open means of communication between the directors, the independent auditors, the internal auditor, and the financial management of NI.

Membership Requirements

The Board shall elect from its members an Audit Committee of at least three members. The Board shall also appoint a Chairman of the Audit Committee. The Audit Committee members must meet the following requirements:

Independence:

1.	Members must not be an employee of NI or any affiliate within the past three years.
2.	Members must not be an immediate family member of an NI executive officer who currently serves in that role or did so in any of the past three years.
3.	Members may not receive compensation (including consulting, advisory or other compensatory fees), other than compensation for board or board committee service.
4.	Members must not be a partner, controlling shareholder, or executive officer of any for-profit business that receives payments from NI. This applies where the payments, other than solely from the investments in NI’s securities, in any of the past three years exceeded the greater of 5% of either organization’s consolidated gross revenues for the year or $200,000.
5.	A member must not be an executive of another corporation that has on its compensation committee an NI executive.

Qualifications:

1.	Members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.
2.	The Audit Committee must contain at least one “audit committee financial expert” as determined by the Board of Directors. As more fully defined by applicable SEC requirements, an “audit committee financial expert” shall have all of the following attributes:
a.	An understanding of generally accepted accounting principles and financial statements;
b.	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;
c.	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by NI’s financial statements, or experience actively supervising one or more persons engaged in such activities;
d.	An understanding of internal controls and procedures for financial reporting; and
e.	An understanding of audit committee functions.
3.	At least one member is required to have extensive financial knowledge, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

Responsibilities

It shall be the duty of the Audit Committee to:

1.	Appoint, compensate, retain and oversee the independent public accountants for the ensuing year and to review and recommend discharge. It should be noted that the independent auditors ultimately are accountable to the Audit Committee;
2.	Confirm with the independent auditors a formal written statement delineating all relationships between the auditor and NI. The independent auditor is responsible for discussing with the audit committee any disclosed relationships or services that may impact auditor objectivity and independence;
3.	Administer the engagement of the independent accountants. The Committee shall routinely review services provided by the independent accountants and pre-approve audit and non-audit services provided to NI by the independent accountants. In this regard, prior to the engagement of the independent accountants for any audit or non-audit service, the engagement must be either (i) approved by the Audit Committee (or an authorized member of the Audit Committee) or (ii) entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.
4.	Review with NI’s independent public accountants and management, the nature and adequacy of NI’s accounting system and practices and its systems of internal controls;
5.	Review with independent public accountants and management the adequacy of internal and external audit activities to provide reasonable assurance that material instances of fraud, illegality, errors, and irregularities are detected and appropriately corrected;
6.	Review the internal audit function of NI including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors;
7.	Review NI’s audited financial statements with management and the independent public accountants including any changes in the audit plan or expansion of audit scope and any disputes and difficulties in the audit. Review the nature and extent of any significant changes in accounting principles or the application thereof, reserves established or adjustments reflected therein;
8.	As applicable, review with the independent public accountants their comments, both written and oral, to management regarding the annual examination and the adequacy of management’s response;
9.	Exercise general oversight of NI’s financial reporting processes; maintain general familiarity with financial reporting practices and accounting standards and principles followed by NI; review with the independent public accounts and management significant developments in accounting and financial reporting standards and requirements and their impact upon NI. Inquire about any significant risks or exposures and assess the steps management has taken to minimize such risk to NI, including adequacy of insurance coverage, management of foreign currency risk, and other risks.
10.	Maintain free and open communication with the independent public accountants and legal counsel; insure that the independent public accountants are instructed to communicate directly with the Committee regarding any matter which, in their judgment, has not been satisfactorily resolved with management; also independent auditors are to communicate all matters necessary as required by SAS 61, Communications with Audit Committees;
11.	Review filings with the SEC and other published documents containing NI’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements;
12.	Review with management and, as appropriate, the independent accountants the annual and quarterly financial results before they are filed with the SEC or made public in a press release. Review NI’s process for disclosure of financial data. Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant;
13.	Monitor compliance with NI’s Business Ethics, Antitrust, and Conflicts of Interest Policies, and such other Company policies as may be appropriate; and review such reports as may be required under such policies or otherwise directed by the Board;

A-2

14.	Review with NI’s General Counsel, independent accountants, and management litigation and other legal matters and regulatory matters which may be material to NI’s financial condition or operations;
15.	Review with NI’s management, the reports on compliance with regulatory matters including environmental, equal employment opportunity, and SEC regulations;
16.	Hold such regulatory meeting each year as may be appropriate and such special meetings as may be called by the Chairman of the Committee, or at the request of the independent public accountants, NI’s Chief Financial Officer or the General Counsel;
17.	Review with management any differences of opinion with the independent public accountants over a significant accounting issue which has led management to seek a second opinion from another independent public accounting firm;
18.	Report through its Chairman to the Board of Directors following meetings of the Committee; and
19.	Meet privately with independent auditors, internal audit, and management, each of whom shall have unrestricted access to the Committee.

Audit Committee Disclosures

The Audit Committee must include a report over the name of each member of the Committee in the annual proxy statement containing the following information as required by SEC rules:

1.	The Committee reviewed and discussed the audited financial statements with management.
2.	The Committee discussed with the independent auditors the matters requiring discussion by SAS 61.
3.	The Committee received written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the independent auditors their independence.
4.	Based on the above, the Committee recommends to the full board that the audited financial statements be included in NI’s Annual Report on Form 10-K.

The Audit Committee must disclose the following in the annual proxy:

1.	A statement that NI has adopted an Audit Committee Charter and has fulfilled its responsibilities under this Charter during the latest year and include a copy of the Charter as an attachment to the proxy statement at least every three years.
2.	A statement as to whether each member of the Audit Committee is an independent director and, if a director is not independent, the reason that the director is not an independent director together with an explanation of why the Board believes such director should continue to serve on the Audit Committee.

As required by applicable NASD, Nasdaq, or SEC rules, the Committee shall provide written confirmation to the NASD/AMEX on audit committee member qualifications and related board determinations, as well as the review and re-evaluation of the audit committee charter.

In addition, the Audit Committee shall have and may exercise all the powers and authority of the Board in connection with the performance of its duties and responsibilities, including the authority to call upon Company officers and employees for such assistance and support as it deems appropriate, and to engage such special counsel or experts as it may require to properly discharge its responsibilities.

The above prescribed responsibilities were also authorized by previous Board resolutions (most recently, March 20, 2002).

The Audit Committee shall have such additional authority and duties as the Board by resolution shall prescribe.

A-3

NATIONAL INSTRUMENTS CORPORATION

11500 N. MOPAC EXPRESSWAY

BUILDING B

AUSTIN, TEXAS 78759

ATTN: CORPORATE SECRETARY

IMPORTANT NOTICE REGARDING DELIVERY

OF SECURITY HOLDER DOCUMENTS (HH)

AUTO DATA PROCESSING

INVESTOR COMM SERVICES

ATTENTION:

TEST PRINT

S1 MERCEDES WAY

EDGEWOOD, NY

11717

VOTE BY INTERNET - www.proxyvote.com

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VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to NATIONAL INSTRUMENTS CORPORATION, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000
CONTROL NUMBER	000000000000
ACCOUNT NUMBER	1234567890123456789
PAGE 2 OF	2

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

NATIONAL INSTRUMENTS CORPORATION

	03	0000000000		214748604400

Vote On Directors 1. Election of Directors. Nominees: 01) Ben G. Streetman 02) R. Gary Daniels 03) Duy-Loan T. Le		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominees number on the line below

And to transact such other business, in their discretion, as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

For address changes, please check this box and write them on the back where indicated	☐

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Signature [PLEASE SIGN WITHIN BOX] Date	P68630		Signature (Joint Owners) Date	123,456,789,012 636518102 48

PROXY

NATIONAL INSTRUMENTS CORPORATION

2003 ANNUAL MEETING OF STOCKHOLDERS

MAY 13, 2003

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2003, and the 2002 Annual Report to Shareholders and hereby appoints Dr. James J. Truchard and Jeffrey L. Kodosky, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 13, 2003 at 9:00 a.m. local time, at the Company’s headquarters at 11500 North Mopac Expressway, Building C, Austin, Texas 78759, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE